SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events.

Pursuant to a stock purchase agreement between ArQule, Inc. (the “Registrant”) and Paolo Pucci, the Registrant’s Chief Executive Officer (the “Stock Agreement”), on August 19, 2008, Mr. Pucci purchased 37,706 shares of the Registrant’s common stock, $0.01 par value, at a price per share of $3.62.

As previously disclosed, on April 15, 2008, the Registrant entered into an employment agreement with Mr. Pucci.  Pursuant to the terms of the employment agreement, he was entitled to receive a cash signing bonus in the amount of $200,000.00 (the “Bonus”), payable on the date of the Registrant’s next regular payroll following commencement of his employment.

In lieu of receiving cash and with the approval of the board of directors of the Registrant, including the independent members of its Compensation, Nominating and Governance Committee, Mr. Pucci decided to apply the Bonus to the purchase of shares of the Registrant’s common stock.  After deduction of withholding taxes, Mr. Pucci used the net amount of the Bonus, $136,496, as payment to the Registrant for 37,706 shares of common stock.

The foregoing summary of the of the material terms of the stock purchase transaction and the terms of Mr. Pucci’s employment are qualified by reference to the full text of the Stock Agreement, a copy of which is included as Exhibit 99.1 hereto and incorporated herein by reference and to the full text of Mr. Pucci’s employment agreement included as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 18, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1         Stock Purchase Agreement, dated as of August 19, 2008, between ArQule, Inc. and Paolo Pucci. Filed herewith (File No. 000-21429).

99.2         Employment Agreement dated as of April 15, 2008, between ArQule, Inc. and Paolo Pucci. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2008 (File No. 000-21429) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence

Peter S. Lawrence
President and Chief Operating Officer

August 22, 2008